Exhibit 99.02

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for Versant Corporation (the “Company”) for the quarterly period ended April 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee McGrath, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the quarterly period covered by the Report.

Date: June 17, 2003	By:	/s/ Lee McGrath
Lee McGrath
Vice President, Finance and Administration
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Versant Corporation and will be retained by Versant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.